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EXHIBIT 4.6

AMENDMENT NUMBER THREE
TO THE NON-STANDARDIZED
JOINDER AGREEMENT FOR THE
CROSSMANN COMMUNITIES, INC.
401(k) PROFIT SHARING PLAN

        THIS AMENDMENT NUMBER THREE is executed on behalf of Crossmann Communities, Inc. ("Company"), and Richard H. Crosser, John Scheumann, and Jennifer Holihen, as trustees ("Trustees").

        WITNESSETH:

        WHEREAS, the Company adopted the Crossmann Communities, Inc. 401(k) Profit Sharing Plan ("Plan"), effective as of February 28, 1991, and such Plan has been subsequently amended from to time to time;

        WHEREAS, the Company now desires to amend the Joinder Agreement for the Plan to add Trinity Homes, LLC as an adopting employer under the Plan; and

        WHEREAS, the Company reserved the right to amend its elections in the Joinder Agreement for Plan pursuant to Sections 7.12 and 8.01(b) of the Plan.

        NOW, THEREFORE, the Plan is hereby amended, effective as of January 1, 2001, as follows:

          1.    The list of Adopting Employers under Item 1 of the Joinder Agreement for the Plan is hereby amended by the addition of the following:

"EMPLOYER	EIN	ADOPTING EMPLOYER
9. Trinity Homes, LLC	35-2023721	Yes (granted prior service credit for eligibility and vesting)"

          2.    Item 16 of the Joinder Agreement for the Plan, regarding eligibility service, is hereby amended by the addition of the following sentence at the end thereof:

      "Service with Trinity Homes, LLC prior to the date Trinity Homes, LLC became an adopting employer under the Plan shall be included in years of Eligibility Service."

          3.    Item 17 of the Joinder Agreement for the Plan, regarding vesting service, is hereby amended by the addition of the following at the end thereof:

      "Service with Trinity Homes, LLC prior to the date Trinity Homes, LLC became an adopting employer under the Plan shall be included in years of Vesting Service."

          4.    In all other respects, the Joinder Agreement for the Plan shall be and remain unchanged.

        IN WITNESS WHEREOF, Crossmann Communities, Inc. and the Trustees for the Plan have caused this Amendment Number Three to the Joinder Agreement for the Plan to be executed this             day of December, 2000.

TRUSTEES	CROSSMANN COMMUNITIES, INC.
By:
/s/ Richard H. Crosser		/s/ John Scheumann
Richard H. Crosser		John Scheumann, Chairman and CEO
/s/ John Scheumann John Scheumann
/s/ Jennifer Holihen Jennifer Holihen

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  EXHIBIT 4.6
AMENDMENT NUMBER THREE TO THE NON-STANDARDIZED JOINDER AGREEMENT FOR THE CROSSMANN COMMUNITIES, INC. 401(k) PROFIT SHARING PLAN